UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AMENDMENT NO. 1
ON
FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2014
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K of DreamWorks Animation SKG, Inc. (the “Company”) filed on May 22, 2014, Lewis W. Coleman, the Company’s Chief Financial Officer, assumed the title of acting Chief Accounting Officer on June 16, 2014, following the resignation of Heather O’Connor who departed the Company on June 13, 2014.

Mr. Coleman has served as the Company’s President since December 2005, as its Chief Financial Officer since February 2007 and as a member of its Board of Directors since December 2006. He served as Chief Accounting Officer from May 2007 until September 2007. He also previously served as a member of the Company’s Board of Directors from October 2004 until his resignation from the Board of Directors in December 2005 to assume his new role as President. Previously, he was the president of the Gordon and Betty Moore Foundation from its founding in November 2000 to December 2004. Prior to that, Mr. Coleman was employed by Banc of America Securities, formerly known as Montgomery Securities, where he was a senior managing director from 1995 to 1998 and chairman from 1998 to 2000. Before he joined Montgomery Securities, Mr. Coleman spent 10 years at the Bank of America and Bank of America Corporation, where he was head of capital markets, head of the world banking group and vice chairman of the board and chief financial officer. He spent the previous 13 years at Wells Fargo Bank, where his positions included head of international banking, chief personnel officer and chairman of the credit policy committee. Mr. Coleman previously served on the board of directors of Northrop Grumman Corporation (until 2012).

Mr. Coleman’s existing employment agreement (the “Employment Agreement”) with the Company was approved by the Company’s Compensation Committee (the “Compensation Committee”) on October 19, 2011 and extended the term of Mr. Coleman’s employment to December 31, 2016. Pursuant to the Employment Agreement, Mr. Coleman's title is President of the Company. Mr. Coleman is also currently serving as the Company's Chief Financial Officer and, as of June 16, 2014, the Company’s acting Chief Accounting Officer.

Under the Employment Agreement, Mr. Coleman’s annual base salary is $2,000,000. In addition, Mr. Coleman is eligible, subject to annual approval by the Compensation Committee, to receive annual equity incentive awards with a target aggregate grant-date value of $1,000,000. Mr. Coleman is also eligible for certain other benefits (such as reimbursement of business expenses).

The Employment Agreement further provides that the Company may terminate Mr. Coleman's employment during the employment period with or without cause (as defined in the Employment Agreement) and Mr. Coleman may terminate his employment for good reason (as defined in the Employment Agreement). If the Company terminates Mr. Coleman's employment other than for cause, incapacity or death, or Mr. Coleman terminates employment for good reason, the Company will generally continue his base salary and benefits until expiration of the term of the Employment Agreement. In addition, all equity-based compensation held by Mr. Coleman will generally accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any target goals have been achieved) and remain exercisable for the remainder of the term of the grant. Additionally, if Mr. Coleman's employment terminates for any reason (including death or disability but excluding termination for cause or voluntary resignation without good reason), all of Mr. Coleman's unvested equity awards granted prior to January 1, 2012 will accelerate vesting (with respect to grants having performance-based criteria, subject to the achievement of any applicable performance goals), and remain exercisable for the remainder of the term of the grant.

In the event that Mr. Coleman dies or becomes disabled during the term, the Employment Agreement provides for the receipt of continued salary (in the case of disability, at a rate equal to 50% of Mr. Coleman's base salary) and other benefits for a specified term. The Employment Agreement also provides, with respect to outstanding equity awards granted on or after January 1, 2012, that Mr. Coleman will be entitled to receive or exercise a percentage of each award determined based on the length of time he was employed prior to termination (in the case of awards having performance-based vesting criteria, subject to attainment of the applicable performance goals) and Mr. Coleman will receive credit for the shorter of (A) an additional year of service or (B) 50% of the remaining term of the Employment Agreement. The exercisable portion of any award will remain exercisable for the remaining term of the grant.

Following the end of the term of the Employment Agreement (provided Mr. Coleman's employment has not earlier terminated), the Employment Agreement provides that Mr. Coleman will be entitled to all equity-based compensation that has vested and, if he retires from the Company, his equity-based compensation that has not vested will become vested, provided that any such compensation will continue to be subject to the achievement of any applicable performance goals. All options and similar awards will remain exercisable for the remaining term of the grant. Mr. Coleman will be considered to have retired from the Company if his employment with the Company terminates within 30 days following the end of the term of the Employment Agreement. In the event that Mr. Coleman does not retire following the end of the term of the Employment Agreement, his outstanding equity-based compensation awards will continue to vest during his continued employment in accordance with their terms and any new employment agreement between Mr. Coleman and the Company.

If Mr. Coleman's employment is terminated by the Company for cause, he will not be entitled to any equity-based compensation that has not already vested, although he will be entitled to payment for any unpaid base salary and any additional non-contingent cash compensation earned prior to termination.

The Employment Agreement provides that, in the event of a change of control, any outstanding unvested equity awards granted to Mr. Coleman prior to January 1, 2012 will become vested and exercisable (in the case of performance-vested awards, on the basis of achievement of target goals) upon a change of control, and will remain exercisable for the remainder of the grant term. The Employment Agreement further provides that, upon such change of control, any outstanding unvested equity awards granted on or after January 1, 2012 will remain unvested and continue to vest in accordance with their terms. However, if such outstanding awards are not assumed or substituted for equivalent awards, all such outstanding unvested equity awards held by Mr. Coleman will accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any mid-range or target goals have been achieved) immediately prior to the change of control and remain exercisable for the remainder of the term of the grant.

In addition, if within 12 months following a change in control, Mr. Coleman is involuntarily terminated other than for cause or he terminates his employment voluntarily for good reason, Employment Agreement provides (i) that benefits and cash severance payments (as described above with respect to his base salary) to him will continue for the greater of (A) the remaining term of the Employment Agreement or (B) two years, and (ii) all outstanding unvested equity awards held by Mr. Coleman will accelerate vesting (with respect to grants having performance-based vesting criteria, on the basis that any mid-range or target goals have been achieved) and remain exercisable for the remainder of the term of the grant.

Pursuant to the Employment Agreement, the Company has agreed to indemnify Mr. Coleman to the fullest extent permitted by law against any claims or losses arising in connection with his service to the Company or any affiliate. Mr. Coleman has agreed to non-solicitation and confidentiality provisions in the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 25, 2011 and is incorporated herein by reference. The Company and Mr. Coleman did not amend the Employment Agreement or enter into any new agreements or arrangements in connection with Mr. Coleman assuming the title of acting Chief Accounting Officer.

Mr. Coleman’s son, Peter Coleman, currently serves as the chief financial officer of Fuhu, Inc. (“Fuhu”) and has been granted an option to acquire equity securities representing less than 1% of Fuhu’s currently outstanding equity securities. Fuhu primarily manufactures and distributes tablet computers aimed at children. The Company has entered into various agreements with Fuhu, involving, among other things, the licensing of certain of the Company’s characters and other intellectual property for use by Fuhu in connection with Fuhu’s tablet computers and the provision of marketing and other services to Fuhu. Further, the Company holds an equity investment in Fuhu, acquired at an original price of $10 million and representing approximately 3% of Fuhu’s currently outstanding equity securities, and one of the Company’s employees serves on Fuhu’s board of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: June 20, 2014	By:	/s/ Andrew Chang
Andrew Chang
General Counsel